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                                                                  EXHIBIT 99.1

KV PHARMACEUTICAL COMPANY

                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

                                             [KV PHARMACEUTICAL logo]

FOR IMMEDIATE RELEASE


            KV PHARMACEUTICAL COMPANY UPDATES TIMING OF FISCAL 2008
                  SECURITIES AND EXCHANGE COMMISSION FILINGS

 KV EXPECTS FILINGS TO BE COMPLETED WITHIN AUTOMATIC FORM 10-K EXTENSION PERIOD

St. Louis, MO, May 30, 2008 - KV Pharmaceutical Company (NYSE: KVa/KVb), a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technology-differentiated branded products and generic/non-branded prescription pharmaceuticals, announced today that it expects to complete and file its fiscal 2008 Form 10-K with the Securities and Exchange Commission within the automatic extension period ending June 16, 2008 pursuant to a Form 12b-25 filed by the Company today. We also expect the fiscal 2008 Form 10-Q's will be filed by June 16, 2008.

Since the Company filed its fiscal 2007 Form 10-Q's and Form 10-K in March 2008, which incorporated the restatement of 11 years of financial statements and additional interim financial information, the Company has focused on preparing its Form 10-Q's for the first three quarters of fiscal 2008 and Form 10-K for the full fiscal year ended March 31, 2008. Although the Company had sought diligently to file the Form 10-K within 60 days after the end of its fiscal year, the time provided by the automatic extension period to June 16, 2008 is necessary to afford sufficient review by the parties involved.

With the completion of these filings, the Company will be in compliance with all Securities and Exchange Commission periodic filing requirements.

ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.


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For further information about KV Pharmaceutical Company, please visit the
Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's anticipated SEC filings, strategy for growth, product development, product launches, regulatory approvals, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) completion of the Company's financial statements for the first, second and third quarters of fiscal 2008 and for the full fiscal year ended March 31, 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; (16) actions by the NYSE Regulation, Inc. with respect to the continued listing of the Company's stock on the New York Stock Exchange; and (17) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission.


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This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.